EXHIBIT 99.1

ENDRA Life Sciences Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (March 30, 2022) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three months and year ended December 31, 2021 and provided a business update. Highlights of the fourth quarter of 2021 and recent weeks include:

•	Achieved clarity on the U.S. regulatory strategy for the TAEUS system. After extensive and productive dialogue with the U.S. Food and Drug Administration (FDA), ENDRA is now pursuing the De Novo pathway for its TAEUS System, which is intended to characterize fatty liver tissue as a non-invasive means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD). The De Novo request will build upon ENDRA's completed 510(k) submission and the pathway provides ENDRA with the opportunity to set the bar for an entirely new product classification, which should yield important and sustainable commercial advantages for the TAEUS platform. The company intends to include clinical data from a subset of its existing global clinical research partnerships to satisfy the data requirements for the De Novo request as rapidly as possible.

•	Expanded into China with an eighth clinical study partner. ENDRA’s latest research partnership, with China’s renowned Shanghai General Hospital (Shanghai First People’s Hospital Affiliated with Shanghai Jiao Tong University), further validates ENDRA’s technology and provides a strategic entry point into China’s healthcare market, which seeks to deliver cost-effective services to 1.4 billion citizens including an estimated 350 million people with NAFLD and Non-Alcoholic Steatohepatitis (NASH).

•	Secured an additional European clinical study partnership with King’s College Hospital in London. This is ENDRA’s fourth clinical research partnership in Europe. Data from the King’s College Hospital study, along with other ongoing or to-be-initiated studies, will be used to bolster clinical evidence and further establish the clinical utility of the TAEUS device for assessing NAFLD-NASH.

•	Partnered with VGI Health Technology (VGI) to support its upcoming Phase 2 study of its NAFLD-NASH drug candidate. ENDRA signed a collaboration agreement with VGI to incorporate TAEUS as an add-on technology to support VGI’s patient screening and biomarker measurement during its planned Phase 2 study of IVB001 in patients with NAFLD-NASH.

•	Strengthened TAEUS intellectual property (IP) protection with the issuance of four U.S., two European and two Chinese patents. The company was issued four U.S. patents that further protect its optimized hybrid ultrasound and thermoacoustic imaging systems for a wide range of applications, bringing the total number of U.S. patents to 24. ENDRA was also issued two European patents and two Chinese patents that broaden and expand its global IP portfolio. ENDRA’s global IP portfolio now stands at 89 assets, defined as patents in preparation, filed or issued.

•	Achieved key Quality Management System certification. ENDRA received its Medical Device Quality Management System ISO 13485:2016 recertification, which affirms its quality standards supporting the TAEUS system’s CE mark. It further demonstrates the company’s commitment to uphold the highest quality product development and manufacture of the TAEUS System to meet customer and international regulatory standards.

•	Balance sheet supports ongoing commercial activities. As of December 31, 2021, ENDRA had cash and cash equivalents of $9.5 million. Together with availability under its at-the-market offering program, the company believes it is sufficiently capitalized to advance its commercial activities in Europe and to support its clinical research partners worldwide.

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“We are pleased to have advanced our operating plan in 2021 and into 2022 under challenging global market conditions facing a resurgence of COVID-19 during that time. ENDRA actively increased commercial awareness for TAEUS through participation in seven global clinical conferences and more than 150 in-person and virtual product demonstrations in Europe. We enlarged the offensive and defensive scope of our IP portfolio to 89 assets, signed new clinical collaborations with leading healthcare institutions and pharmaceutical partners in the U.K., China and Australia and achieved clarity on our U.S regulatory path for the TAEUS liver platform," stated Francois Michelon, Chairman and Chief Executive Officer of ENDRA. “In 2022, as healthcare operations improve, we are laser-focused on ramping up our remaining global clinical research sites to generate data to support commercialization and converting our pipeline of European sales opportunities to revenue."

Fourth Quarter 2021 Financial Results

•	Operating expenses increased to $3.1 million in the fourth quarter of 2021 from $2.3 million in the same period in 2020. The increase was primarily due to higher headcount and regulatory expenses.

•	Net loss in the fourth quarter of 2021 was $3.1 million, or $0.07 per share, compared with a net loss of $2.3 million, or $0.08 per share, in the fourth quarter of 2020.

Full Year 2021 Financial Results

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Operating expenses were $11.5 million in 2021, unchanged from 2020. Increases in sales and marketing expenses were offset by decreases in research and development and general and administrative expenses.

•	Net loss in 2021 was $11.2 million, or $0.28 per share, compared with a net loss of $11.7 million, or $0.63 per share, in 2020.

•	Cash and cash equivalents were $9.5 million as of December 31, 2021.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (866) 777-2509 (U.S.) or (412) 317-5413 (International). A webcast of the call may also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until April 6, 2022 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 8208803. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with 400,000 cart-based ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visitwww.endrainc.com.

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Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “future,” "goal," "intend," "may," "plan," “possible,” “potential,” "seek," "should," "will," or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others, estimates of the timing of future events and anticipated results of our development efforts, including the timing for receipt of required regulatory approvals and product launches, expectations concerning ENDRA's business strategy, ENDRA’s ability to find and maintain development partners, market acceptance of its technology and the amount and nature of competition in its industry, and its ability to protect its intellectual property. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others, ENDRA’s ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; receipt of necessary regulatory approvals; the impact of COVID-19 on ENDRA’s business plans; ENDRA’s ability to find and maintain development partners, market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this news release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

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ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	December 31,	December 31,
Assets	2021	2020
Current Assets
Cash	$9,461,534	$7,227,316
Prepaid expenses	1,348,003	390,800
Inventory	1,284,578	589,620
Total Current Assets	12,094,115	8,207,736
Non-Current Assets
Fixed assets, net	131,130	212,242
Right of use assets	643,413	339,012
Other assets	5,986	5,986
Total Assets	$12,874,644	$8,764,976

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,411,437	$910,183
Lease liabilities, current portion	132,330	76,480
Total Current Liabilities	1,543,767	986,663

Long Term Debt
Loans	28,484	337,084
Lease liabilities	518,147	271,908
Total Long Term Debt	546,631	608,992

Total Liabilities	2,090,398	1,595,655

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141,397 and 190,288 shares issued and outstanding, respectively	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 42,554,514 and 34,049,704 shares issued and outstanding, respectively	4,254	3,404
Additional paid in capital	79,456,938	64,493,611
Stock payable	13,863	10,794
Accumulated deficit	(68,690,810)	(57,338,489)
Total Stockholders’ Equity	10,784,246	7,169,321
Total Liabilities and Stockholders’ Equity	$12,874,644	$8,764,976

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ENDRA Life Sciences Inc.

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Operating Expenses
Research and development	$5,482,531	$5,917,944
Sales and marketing	1,075,376	581,893
General and administrative	4,940,398	5,002,080
Total operating expenses	11,498,305	11,501,917

Operating loss	(11,498,305)	(11,501,917)

Other Expenses
Amortization of debt discount	-	(232,426)
Gain on extinguishment of debt	308,600	-
Other income (expense)	(41,545)	8,842
Total other expenses	267,055	(223,584)

Loss from operations before income taxes	(11,231,250)	(11,725,501)

Provision for income taxes	-	-

Net Loss	$(11,231,250)	$(11,725,501)

Deemed dividend	(121,071)	(395,551)

Net Loss attributable to common stockholders	$(11,352,321)	$(12,121,052)

Net loss per share – basic and diluted	$(0.28)	$(0.63)

Weighted average common shares – basic and diluted	40,922,709	19,192,226

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ENDRA Life Sciences Inc.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(11,231,250)	$(11,725,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	116,238	99,342
Fixed assets write off	9,874	-
Stock compensation expense including common stock issued for RSUs	1,444,572	2,102,352
Amortization of debt discount	-	232,426
Amortization of right of use assets	108,177	65,907
Gain on extinguishment of debt	(308,600)	-
Changes in operating assets and liabilities:
Increase in prepaid expenses	(957,203)	(274,051)
Increase in inventory	(694,958)	(476,178)
Decrease in other current asset	-	124,715
Increase in accounts payable and accrued liabilities	491,104	(834,990)
Increase in lease liability	(100,338)	(60,617)
Net cash used in operating activities	(11,122,384)	(10,746,595)

Cash Flows from Investing Activities
Purchases of fixed assets	(45,000)	(75,333)
Net cash used in investing activities	(45,000)	(75,333)

Cash Flows from Financing Activities
Proceeds from warrant exercise	2,785,627	4,757,011
Proceeds from loans	-	337,084
Proceeds from issuance of common stock	10,615,975	6,780,942
Net cash provided by financing activities	13,401,602	11,875,037

Net increase in cash	2,234,218	1,053,109

Cash, beginning of year	7,227,316	6,174,207

Cash, end of year	$9,461,534	$7,227,316

Supplemental disclosures of cash items
Interest paid	$57,655	$1,920
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Conversion of convertible notes and accrued interest	$-	$493,814
Exchange of balance in convertible notes and accrued interest for Series A preferred stock	$-	$-
Deemed dividend	$121,071	$395,551
Conversion of Series A Convertible Preferred Stock	$(7)	$(717)
Conversion of Series B Convertible Preferred Stock	$-	$(36)
Stock issued for financing cost	$-	$27,300
Stock dividend payable	$(3,067)	$(49,649)
Right of use asset	$643,413	$339,012
Lease liability	$650,477	$348,388

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